March 24, 2003

Dear Shareholder:

      We cordially invite you to attend the Annual Meeting of Shareholders of Oneida Financial Corp. (the "Company"). The Annual Meeting will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, at 4:00 p.m., Eastern Time, on April 22, 2003.

      The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that shareholders may have.

      The Annual Meeting is being held so that stockholders may consider the election of directors and the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's auditors for fiscal year 2003.

      The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

      On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,



Michael R. Kallet
President and Chief Executive Officer

                             Oneida Financial Corp.
                                 182 Main Street
                             Oneida, New York 13421
                                 (315) 363-2000

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On April 22, 2003

      Notice is hereby given that the Annual Meeting of Oneida Financial Corp., (the "Company") will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, on April 22, 2003 at 4:00 p.m., Eastern Time.

      A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

      The Annual Meeting is for the purpose of considering and acting upon:

      1.    Election of four Directors to the Board of Directors;

      2. The ratification of the appointment of PricewaterhouseCoopers, LLP as auditors for the Company for the fiscal year ending December 31, 2003; and

      such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

      Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 10, 2003, are the shareholders entitled to vote at the Annual Meeting, and any adjournments thereof.

      EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                              By Order of the Board of Directors


                                              Eric E. Stickels
                                              Secretary
March 24, 2003

                                 PROXY STATEMENT

                             Oneida Financial Corp.
                                 182 Main Street
                             Oneida, New York 13421
                                 (315) 363-2000

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 22, 2003

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Oneida Financial Corp. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), which will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, on April 22, 2003, at 4:00 p.m., Eastern Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about March 24, 2003.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

      Shareholders who sign and return proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly signed and completed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

      Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting in person. The presence at the Annual Meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

      Holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock") as of the close of business on March 10, 2003 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 4,883,903 shares of Common Stock issued and outstanding, 2,873,167 of which were held by Oneida Financial, MHC (the "Mutual Holding Company"), and 2,010,736 of which were held by shareholders other than the Mutual Holding Company ("Minority Shareholders"). The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of holders of a majority of the total votes present at the Annual Meeting in person or by proxy is required for ratification of PricewaterhouseCoopers, LLP as the Company's auditors.

      Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by Directors individually, by executive officers individually, by executive officers and Directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock.

                                                                  Amount of Shares
                                                                  Owned and Nature
                                                                  Percent of Shares
  Name and Address of                            of Beneficial     of Common Stock
   Beneficial Owners                             Ownership (1)       Outstanding
-----------------------                         ---------------  -------------------
Directors and Officers (2):

Nicholas J. Christakos                               40,664(4)            0.79%
Michael R. Kallet                                   111,706(5)            2.16
Patricia D. Caprio                                   20,700(6)            0.40
Edward J. Clarke                                     14,007(7)            0.27
James J. Devine, Jr.                                 23,250(8)            0.45
John E. Haskell                                      75,660(9)            1.46
Rodney D. Kent                                       43,200(10)           0.84
William D. Matthews                                  17,700(11)           0.34
Michael W. Milmoe                                    10,200(12)           0.20
Richard B. Myers                                     31,200(13)           0.60
Frank O. White, Jr                                   20,700(14)           0.40
Eric E. Stickels                                     51,645(15)           1.00
Thomas H. Dixon                                      54,653(16)           1.06
Marlene C. Denny                                      2,800(17)           0.05
Gerald N. Volk                                        6,200(18)           0.12

All Directors and Executive Officers
  as a Group (15 persons) (3)                       524,285              10.14%

Principal Shareholders:

Oneida Financial, MHC (3)                         2,873,167              55.57
182 Main Street
Oneida, New York 13421

Oneida Financial, MHC (3)                         3,298,785              63.80%
and all Trustees and Executive Officers
of Oneida Financial, MHC as a group (11 persons)

----------
*     Less than one-tenth of 1%.

(1) A person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power. Unless otherwise indicated, the named individual has sole voting and investment power.

(2) The mailing address for each person is listed as 182 Main Street, Oneida, New York 13421.

(3) The Company's executive officers and directors are also executive officers and trustees of Oneida Financial, MHC, with the exception of John E. Haskell, Edward J. Clarke, Marlene C. Denney and Gerald N. Volk.

(4) Includes shared voting and investment power over 15,000 shares and sole voting and investment power over 23,864 shares; includes options to purchase 1,800 shares of common stock. Mr. Christakos will retire from the Board effective April 22, 2003.

(5) Includes shared voting and investment power over 45,609 shares and sole voting and investment power over 31,447 shares; includes options to purchase 34,650 shares of common stock.

(6) Includes sole voting and investment power over 18,000 shares; includes options to purchase 2,700 shares of common stock.

(7) Includes shared voting and investment power over 4,800 shares and sole voting and investment power over 6,711 shares; includes options to purchase 2,496 shares of common stock.

(8) Includes shared voting and investment power over 4,800 shares. Includes sole voting and investment power over 17,550 shares; includes options to purchase 900 shares of common stock.

(9) Includes shared voting and investment power over 61,722 shares and sole voting and investment power over 11,238 shares; includes options to purchase 2,700 shares of common stock.

(10) Includes shared voting and investment power over 22,500 shares and sole voting and investment power over 18,000 shares; includes options to purchase 2,700 shares of common stock.

(11) Includes sole voting and investment power over 16,800 shares; includes options to purchase 900 shares of common stock.

(12) Includes sole voting and investment power over 9,300 shares; includes options to purchase 900 shares of common stock.

(13) Includes shared voting and investment power over 3,000 shares and sole voting and investment power over 27,300 shares; includes options to purchase 900 shares of common stock.

                                             (Footnotes continued on next page.)

(14) Includes sole voting and investment power over 18,000 shares; includes options to purchase 2,700 shares of common stock.

(15) Includes shared voting and investment power over 24,995 shares and sole voting and investment power over 14,350 shares; includes options to purchase 12,300 shares of common stock.

(16) Includes shared voting and investment power over 4,753 shares and sole voting and investment power over 36,400 shares; includes options to purchase 13,500 shares of common stock.

(17) Includes sole voting and investment power over 1,800 shares; includes options to purchase 1,000 shares of common stock.

(18) Includes sole voting and investment power over 5,200 shares; includes options to purchase 1,000 shares of common stock.

--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

      The Company's Board of Directors is currently composed of thirteen (13) members. The board size will be reduced to twelve (12) members effective with the retirement of Nicolas J. Christakos on April 22, 2003.The Company's Bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The full Board of Directors acts as the Company's nominating committee. The Board of Directors will consider a nomination made by a shareholder provided that the nomination is made in writing, contains biographical and other information relating to the nominee that would be required to be included in a proxy statement and is made in a timely manner. The Board of Directors has nominated to serve as Directors, Patricia D. Caprio, Frank O. White, Jr., Marlene C. Denney and Gerald N. Volk all of whom are currently members of the Board of Directors.

      The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

                                                                             Shares of
                                                                           Common Stock
                                                                         Beneficially Owned  Percent
     Name (1)         Age*      Position Held      Since (2)  to Expire    Record Date (3)   Of Class
-------------------  ------  -------------------   ---------  ---------  ------------------  --------

                                                NOMINEES

Patricia D. Caprio     54         Director           1985       2003           20,700          0.40%
Frank O. White, Jr.    48         Director           1994       2003           20,700          0.40
Marlene C. Denney      49         Director           2002       2003            2,800          0.05
Gerald N. Volk         61         Director           2002       2003            6,200          0.12

                                    DIRECTORS CONTINUING IN OFFICE

Michael R. Kallet      52    President and Chief     1997       2004          111,706          2.16
                              Executive Officer
James J. Devine, Jr.   68         Director           1987       2004           23,250          0.45
John E. Haskell        60         Director           1992       2004           75,660          1.46
William D. Matthews    68         Director           1996       2004           17,700          0.34
Edward J. Clarke       63         Director           1987       2005           14,007          0.27
Rodney D. Kent         55         Director           1990       2005           43,200          0.84
Michael W. Milmoe      70         Director           1976       2005           10,200          0.20
Richard B. Myers       67         Director           1981       2005           31,200          0.60

----------
(1) The mailing address for each person listed is 182 Main Street, Oneida, New York 13421. Each of the persons listed, with the exception of John E. Haskell, Edward J. Clarke, Marlene C. Denney and Gerald N. Volk is also a Trustee of Oneida Financial, MHC, which owns the majority of the Company's issued and outstanding shares of Common Stock.

(2) Reflects initial appointment to the Board of Trustees of the mutual predecessor to The Oneida Savings Bank if prior to 1999.

(3) See footnotes in the table in "Voting Securities and Principal Holders Thereof."

*     At December 31, 2002.

      The principal occupation during the past five years of each Director is set forth below. All Directors have held their present positions for five years unless otherwise stated.

      Michael R. Kallet is President and Chief Executive Officer of the Bank. Mr. Kallet has been President and Chief Executive Officer since March 1990. Mr. Kallet joined The Oneida Savings Bank (the "Bank") in 1983 as an executive officer.

      Patricia D. Caprio is the Director of Development Programs at Colgate University.

      Edward J. Clarke is the President of Kennedy & Clarke, Inc., a property and casualty insurance agency located in Cazenovia, New York.

      James J. Devine, Jr. is the former President of the Kiley Law Firm, P.C. located in Oneida, New York.

      John E. Haskell is the President of Bailey & Haskell Associates, Inc., an insurance agency located in Oneida, New York.

      Rodney D. Kent is the President and Chief Operating Officer of International Wire Group, an international manufacturer of wire products.

      William D. Matthews is the Retired Chairman and Chief Executive Officer of Oneida, Ltd. located in Oneida, New York. Mr. Matthews is also a director of Conmed Corporation located in Utica, New York.

      Michael W. Milmoe is retired. Prior to his retirement, Mr. Milmoe was the President of Canastota Publishing Co., Inc., located in Canastota, New York.

      Richard B. Myers is the Retired President of Orthodontic Associates of C.N.Y., P.C. a clinical orthodontic practice located in Oneida, New York and Norwich, New York.

      Frank O. White, Jr. is the Assistant Director of Athletics at Colgate University. Until January 1998, Mr. White was the President and Chief Executive Officer of Mid-State Raceway, Inc. located in Vernon, New York.

      Marlene C. Denney is the owner of Sundance Estates, Inc., a real estate investment firm located in Manlius, New York. Ms. Denney was previously a director of SBC Financial Corporation.

      Gerald N. Volk is the President of Prima International Trading, a mining and construction equipment trading company located in Syracuse, New York. Mr. Volk was previously a director of SBC Financial Corporation.

      Eric E. Stickels has been Senior Vice President, Secretary and Chief Financial Officer of the Company since January 1, 1999, and Executive Vice President and Chief Financial Officer of the Bank since January 2003. Prior to that time, Mr. Stickels held a variety of positions at the Bank, most recently Senior Vice President and Chief Financial Officer. Mr. Stickels has been associated with the Bank since 1982.

      Thomas H. Dixon has been Senior Vice President of the Company since January 1, 1999 and Executive Vice President and Chief Credit Officer of the Bank since January 2003. Prior to that, Mr. Dixon held the position of Senior Vice President-Credit Administration and has been associated with the Bank since January 1996. Mr. Dixon was previously affiliated with Oneida Valley National Bank in various capacities since 1982.

Ownership Reports by Officers and Directors

      The Common Stock of the Company is registered with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3,4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. All of the Company's officers and directors filed these reports on a timely basis.

Meetings and Committees of the Board of Directors

      During the year ended December 31, 2002, the Board of Directors held 13 regular and special meetings. During the year ended December 31, 2002, no Director attended fewer than 75% percent of the total meetings of the Board of Directors of the Company and committees on which such Director served, except for Nicholas J. Christakos.

      The executive committee consists of the following six directors of the
Company: Messrs. Myers, Christakos, Kent, Clarke, Haskell and Milmoe. The executive committee meets as necessary when the board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the board of directors. The executive committee also serves as the nominating committee for the purpose of identifying, evaluating and recommending potential candidates for election to the board.

      The audit committee consists of the following directors of the Company:
Messrs. Kent, Christakos, Matthews, White and Milmoe. The audit committee meets at least quarterly to examine and approve the audit report prepared by the independent auditors of the Bank, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls of the Company, and to review and approve audit policies. In addition, the Audit Committee meets with the independent auditors to review the results of the annual audit and other related matters. Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Company's Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee met five times during the year ended December 31, 2002.

Audit Committee Report

      In accordance with rules recently established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

      As part of its ongoing activities, the Audit Committee has:

      o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2002;

      o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

      o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence; and

      o Considered the compatibility of non-audit services described above with maintaining auditor independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

              This report has been provided by the Audit Committee:

          Rodney D. Kent, Nicholas J. Christakos, William D. Matthews,
                   Frank O. White, Jr. and Michael W. Milmoe.

                                   ----------

Personnel Committee Interlocks and Insider Participation

      The full Board of Directors of the Bank determines the salaries to be paid each year to the Bank's officers. The full Board of Directors of the Company acts as the Compensation Committee for the Company. Michael R. Kallet, the President and Chief Executive Officer, is also a Director of the Company and the Bank. Mr. Kallet has not in the past, and will not in the future, participate in the Board of Directors' determination of compensation for the President and Chief Executive Officer.

Report of the Board of Directors on Executive Compensation

      Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Company's Board of Directors has prepared the following report for inclusion in this proxy statement. The discussion below relates to the Bank's Board actions during 2002.

      The Board of Directors annually reviews the performance of the Chief Executive Officer and other executive officers and approves changes to base compensation as well as the level of bonus, if any, to be awarded. In determining whether the base salary of the Chief Executive Officer and other executive officers should be increased, the Board of Directors takes into account individual performance, performance of the Company, the size of the Company and the complexity of its operations, and information regarding compensation paid to executives performing similar duties for financial institutions in the Bank's market area.

      While the Board of Directors does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and other executive officers; and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, capital position and asset quality, and return on tangible equity as factors in setting the compensation of the Chief Executive Officer and other executive officers. Other non-quantitative factors considered by the Board of Directors in fiscal 2002 included general management oversight of the Company, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Board of Directors considered the standing of the Company with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Board of Directors, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer and other executive officers. Rather, all factors were considered, and based upon the effectiveness of such officers in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Board of Directors approved an increase in the base salary of the Chief Executive Officer and other executive officers. Accordingly, the Board of Directors approved salary increases totaling $26,500 for the Company's and Bank's three executive officers, bringing total base compensation for the group to $476,500 from $450,000 in 2002.

      This report has been provided by the Board of Directors: Nicholas J. Christakos, Michael R. Kallet, Patricia D. Caprio, Edward J. Clarke, James J. Devine, Jr., John E. Haskell, Rodney D. Kent, William D. Matthews, Michael W. Milmoe, Richard B. Myers, Frank O. White, Jr., Marlene C. Denney and Gerald N. Volk

Directors' Compensation

      Directors of the Company are not separately compensated.

      Directors of the Bank receive an annual retainer of $6,000 and a fee of $300 for each Bank Board meeting attended. Directors receive $200 for each committee meeting attended. Members of the Executive Committee receive $250 for each Executive Committee meeting attended. The Chairman of the Board receives an additional $200 for every Board meeting attended and each committee chair receives an additional $100 for every committee meeting attended. Employee directors receive monthly meeting fees for Bank Board meetings and an annual retainer, but do not receive committee attendance fees. The Bank paid a total of $139,250 in director fees during the year ending December 31, 2002.

Executive Compensation

      The following table sets forth for the years ended December 31, 2002, 2001 and 2000, certain information as to the total remuneration paid by the Company to the Company's chief executive officer, and all other officers of the Company who received cash compensation exceeding $100,000 in 2002.

=================================================================================================================================
                                             SUMMARY COMPENSATION TABLE
=================================================================================================================================
                                                                                             Long-Term
                                      Annual Compensation(1)                             Compensation Awards
---------------------------------------------------------------------------------------------------------------------------------
                                                                      Other       Restricted
                              Fiscal Years                            Annual        Stock      Options/                All Other
       Name and                  Ended       Salary      Bonus     Compensation    Award(s)      SARs                Compensation
   Principal Position         December 31      ($)        ($)         ($)(1)         ($)         (#)       Payouts       ($)
---------------------------------------------------------------------------------------------------------------------------------
Michael R. Kallet                 2002      $210,000    $     --      $   --       $   --         --          --       $ 43,922
President and Chief               2001      $200,000    $ 35,000      $   --       $   --         --          --       $ 38,108
Executive Officer                 2000      $185,346    $ 30,000      $   --       $212,500     38,500        --       $ 27,437
---------------------------------------------------------------------------------------------------------------------------------
Eric E. Stickels                  2002      $120,144    $   --        $   --       $   --         --          --       $ 28,571
Sr. Vice President and Chief      2001      $115,336    $ 15,672      $   --       $   --        1,600(2)     --       $ 27,295
Financial Officer                 2000      $105,336    $ 13,115      $   --       $106,250     16,000        --       $ 18,654
---------------------------------------------------------------------------------------------------------------------------------
Thomas H. Dixon                   2002      $120,144    $   --        $   --       $   --         --          --       $ 26,796
Sr. Vice President -              2001      $115,336    $ 15,672      $   --       $   --         --          --       $ 24,681
Credit Administration             2000      $105,336    $ 13,100      $   --       $106,250     16,000        --       $ 19,241
=================================================================================================================================

(1) The Bank also provides certain members of senior management, including Mr. Kallet, with the use of an automobile, club membership dues, and certain other personal benefits which have not been included in the table. The aggregate amount of such other benefits did not exceed the lesser of $50,000 or 10% of Mr. Kallet's cash compensation for the year.

(2) Represents reload options received upon the exercise of stock options when previously owned common stock was utilized to pay the option exercise price.

Stock Performance Graph

      Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the Common Stock for the period beginning with the last trade of the Company's stock on December 30, 1998, as reported by the Nasdaq Market, through December 31, 2002, (b) the cumulative total return on stocks included in the S&P 500 Index over such period, and (c) the cumulative total return of publicly traded thrifts or thrift holding companies in the mutual holding company structure over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.

      Assuming an initial investment in the Common Stock of Oneida Financial Corp. of $100.00 at the initial public offering price of $10.00 per share on December 30, 1998, the cumulative total value with dividends reinvested would be $300.91 at December 31, 2002.

                             Oneida Financial Corp.

                                  [LINE GRAPH]

                                              Period Ending
                          ------------------------------------------------------
                          12/31/98   12/31/99    12/31/00    12/31/01   12/31/02
                          ------------------------------------------------------
Oneida Financial Corp.     100.00     112.89      117.73      238.63     300.91
S&P 500                    100.00     119.26      107.17       93.19      71.42
SNL MHC Thrift Index       100.00      88.48      119.42      150.59     208.81

Benefit Plans

      Incentive Compensation Plan. The Incentive Compensation Plan (the "Incentive Plan") was established in 1993 and last amended in January 2002, as a non-qualified plan. Under the Incentive Plan, annual performance awards for the Bank's financial performance relative to the return on average assets as reported by the FDIC, adjusted for any one-time income or expense recognition, are made to eligible non-executive officers and employees designated as participants by the Human Resource and Development Committee.

      Participants are classified into three categories: Class I (VP Department Heads), Class II (Other Bank Officers), Class III (Exempt Employees). Awards are allocated to eligible participants within each class in accordance with the participant's base compensation (as reported to the Internal Revenue Service on Form W-2) as a ratio of the base compensation of the entire class. The maximum award payable to each participant in Class I is 30%, Class II is 60% and Class III is 25% and the maximum total award payable to all participants is 10% of the Bank's income. The following limitations on awards also apply: If the return on average equity for an award year is (i) less than 4.0%, no award will be made to any Class I, Class II or Class III participant, (ii) less than 6.0% but at least 4.0%, participants will receive awards reduced by 50% of targeted award levels. No award shall be made to any participant if return on average assets for an award year is less than 0.50%, or the most recent Regulatory Examination Report does not reflect a Uniform Composite Rating of 1 or 2.

      Stock Option Plan. During the year ended December 31, 2000, the Company adopted, and the Company's stockholders approved, the 2000 Stock Option Plan (the "Stock Option Plan"). Pursuant to the Stock Option Plan, originally options to purchase 30,000 shares were granted to non-employee directors at an exercise price of $10.625 per share, the fair market value of the underlying shares on the date of the award. The number of shares of common stock that may be acquired pursuant to options and the per share exercise price of the options have subsequently been adjusted to reflect the three for two stock dividend the Company paid in April 2002. The term of the options is ten years from the date of grant, and the shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The awards included an equal number of reload options ("Reload Options"), limited stock appreciation rights ("Limited Rights") and dividend equivalent rights ("Dividend Equivalent Rights"). A Limited Right gives the option holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. Payment upon exercise of Limited Rights will be in cash, or in the event of a change in control in which pooling accounting treatment is a condition to the transaction, for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

      No options were granted under the Stock Option Plan to the Named Executive Officers during 2002.

      Set forth below is certain information concerning options outstanding to the Named Executive Officers at December 31, 2002. No options were exercised by these individuals during 2002.

====================================================================================================
                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                  FISCAL YEAR-END OPTION VALUES
====================================================================================================
                                                 Number of Unexercised       Value of Unexercised
                                                       Options at           In-The-Money Options at
                                                        Year-End                 Year-End (1)
                                                ----------------------------------------------------
                    Shares Acquired   Value     Exercisable/Unexercisable  Exercisable/Unexercisable
      Name           Upon Exercise   Realized             (#)                         ($)
----------------------------------------------------------------------------------------------------
Michael R. Kallet         -0-           $--          23,100/34,650              252,176/378,264
----------------------------------------------------------------------------------------------------
Eric E. Stickels          -0-           $--           7,200/14,400              62,000/157,200
----------------------------------------------------------------------------------------------------
Thomas H. Dixon           -0-           $--           8,700/14,400              94,975/157,200
====================================================================================================

----------
(1) The fair market value of the common stock at December 31, 2002 was $18.00 per share which exceeded the exercise price of the option, which is $7.0833 per share.

      Recognition and Retention Plan. During the fiscal year ended December 31, 2000 the Company adopted, and the Company's stockholders approved, the 2000 Recognition and Retention Plan (the "Recognition Plan"). Pursuant to the Recognition Plan, 3,000 shares of common stock ("Restricted Stock") were awarded to each non-employee director and Messrs. Kallet, Stickels and Dixon were awarded 30,000, 15,000, and 15,000, shares of common stock, respectively, adjusted for the Company's stock dividend on April 23, 2002. Recognition Plan awards vest ratably over a five year period. During the year ended December 31, 2002, no awards were made under the Recognition Plan. At December 31, 2002 an aggregate of 90,000 shares of restricted stock were held by executive officers and directors as a group. The value of such shares at December 31, 2002 was $1,620,000.

      Set forth below is certain information as of January 31, 2003 regarding equity compensation to directors and executive officers of the Company approved by stockholders. Other than the employee stock ownership plan, the Company did not have any equity plans in place that were not approved by stockholders.

==============================================================================================================================
                                    Number of securities to be
                                      issued upon exercise of
                                      outstanding options and    Weighted average          Number of securities remaining
             Plan                             rights              exercise price          available for issuance under plan
------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved
by stockholders.......................        148,746                  $7.66           13,013(options)/8,457(restricted stock)
------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by stockholders..............          --                      --                               --
------------------------------------------------------------------------------------------------------------------------------
      Total...........................        148,746                  $7.66           13,013(options)/8,457(restricted stock)
==============================================================================================================================

Transactions With Certain Related Persons

      All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

      Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Bank's directors and officers are made in conformity with the Federal Reserve Act and the FDIC Regulation O.

--------------------------------------------------------------------------------
              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

      The Board of Directors of the Company has approved the engagement of PricewaterhouseCoopers, LLP, to be the Company's auditors for the 2003 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of PricewaterhouseCoopers, LLP, for the Company's fiscal year ending December 31, 2003. A representative of PricewaterhouseCoopers, LLP, is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

      Audit Fees. During the past two years the aggregate fees billed for professional services rendered by PricewaterhouseCoopers, LLP (the "Independent Auditor") for the audit of the Company's annual financial statements and for the review of the Company's Forms 10-Q were $86,050 for 2002 and $53,983 for 2001.

      Audit-related fees. During the past two years the aggregate fees billed for professional services by the Independent Auditor that are not directly related to the preparation of the annual audit but reasonably related to the performance of the audit were $38,040 for 2002 and $11,710 for 2001.

      Tax Fees. During the past two fiscal years the aggregate fees billed for professional services by the Independent Auditor for tax services were $24,575 for 2002 and $23,855 for 2001.

      All Other Fees. No fees were billed for professional services rendered to the Company by the Independent Auditor for service other than those listed above.

      In order to ratify the selection of PricewaterhouseCoopers, LLP, as the auditors for the 2003 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of PricewaterhouseCoopers, LLP, as auditors for the 2003 fiscal year.

--------------------------------------------------------------------------------
                              SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

      In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive office, 182 Main Street, Oneida, New York 13421, no later than November 24, 2003. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                                  OTHER MATTERS

      The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

      The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company at least five (5) days before the date fixed for such meeting. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all the requirements for inclusion established by the SEC in effect at the time such proposal is received.

                                  MISCELLANEOUS

      The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 IS AVAILABLE FOR REVIEW ON OUR WEBSITE AT
WWW.ONEIDABANK.COM AND WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO ERIC E. STICKELS, SECRETARY, ONEIDA FINANCIAL CORP., 182 MAIN STREET, ONEIDA, NEW YORK 13421, OR CALL (315) 363-2000.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Eric E. Stickels
                                              Secretary

Oneida, New York
March 24, 2003

                                 REVOCABLE PROXY

                             ONEIDA FINANCIAL CORP.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 22, 2003

      The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York on April 22, 2003 , at 4:00 p.m. Eastern Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                        FOR    WITHHELD
1.    The election as Director of all nominees listed
      below each to serve for a three year term         |_|      |_|

      Patricia D. Caprio
      Frank O. White, Jr.
      Marlene C. Denney
      Gerald N. Volk

      INSTRUCTION: To withhold your vote for
      one or more nominees, write the name of
      the nominee(s) on the line(s) below.
                                                        FOR    AGAINST   ABSTAIN
2.    The ratification of the appointment of
      PricewaterhouseCoopers, LLP as the Company's      |_|      |_|       |_|
      independent auditor for the fiscal year ended
      December 31, 2003.


The Board of Directors recommends a vote "FOR" each of the listed proposals.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

      The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated March 24, 2003 and audited financial statements.


Dated:                                            |_|   Check Box if You Plan
       ------------------------                         to Attend Annual Meeting


-------------------------------                 --------------------------------
PRINT NAME OF SHAREHOLDER                       PRINT NAME OF SHAREHOLDER


-------------------------------                 --------------------------------
SIGNATURE OF SHAREHOLDER                        SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.